Exhibit 3(i)(c)


                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                            FIDELITY FEDERAL BANCORP


     Fidelity Federal Bancorp (hereinafter referred to as the "Corporation"), a corporation existing pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating the amendment of its Articles of Incorporation, hereby certifies, by its duly authorized officer, the following facts:

                                    ARTICLE I
                                    ---------
                                    AMENDMENT
                                    ---------

     Section 1. The date of incorporation of the Corporation is July 30, 1993.

     Section 2. The name of the Corporation following this amendment to the Corporation's Articles of Incorporation is Fidelity Federal Bancorp.

     Section 3. The exact text of Section 1 of Article III of the Corporation's Articles of Incorporation is, as now amended, as follows:

          Section 1. Number of Shares. The total number of shares of capital stock which the Corporation has authority to issue is 5,000,500 shares, all of which shall be divided into two classes of shares to be designated "Common Stock" and "Preferred Stock", respectively, as follows:

                             500 shares of Common Stock; and
                             5,000,000 shares of Preferred Stock.

          The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof issued and outstanding) by the affirmative vote of the holders of a majority of shares of Common Stock then issued and outstanding, without a vote of holders of the shares of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms and conditions establishing the series of Preferred Stock.

                                   ARTICLE II
                                   ----------
                         DATE OF ADOPTION OF AMENDMENTS
                         ------------------------------

     Section 1. The date of the adoption of the amendments set forth above in
Article III, Section 1 is February 28, 2005.

     Section 2. These Articles shall be effective as of 6:00 p.m. on February 28, 2005.

                                   ARTICLE III
                                   -----------
                           MANNER OF ADOPTION AND VOTE
                           ---------------------------

     Section 1. The Board of Directors of the Corporation duly adopted resolutions approving the foregoing amendments to the Corporation's Articles of Incorporation.

     Section 2. Shareholder approval was not required for the foregoing amendment to the Articles of Incorporation pursuant to IC 23-1-38-2.

                                   ARTICLE IV
                                   ----------
                       COMPLIANCE WITH LEGAL REQUIREMENTS
                       ----------------------------------

     The manner of adoption of the foregoing amendment to the Articles of Incorporation and the vote by which it was adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation and the By-Laws of the Corporation.


                                      * * *

     The undersigned officer of the Corporation verifies, subject to the penalties of perjury, that the statements contained herein are true this 25th day of February, 2005.



                                     By: /s/ Donald R. Neel
                                         -----------------------------------
                                         Donald R. Neel, President and Chief
                                         Executive Officer

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                            FIDELITY FEDERAL BANCORP


     Fidelity Federal Bancorp (hereinafter referred to as the "Corporation"), a corporation existing pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating the amendment of its Articles of Incorporation, hereby certifies, by its duly authorized officer, the following facts:

                                    ARTICLE I
                                    ---------
                                    AMENDMENT
                                    ---------

     Section 1. The date of incorporation of the Corporation is July 30, 1993.

     Section 2. The name of the Corporation following this amendment to the Corporation's Articles of Incorporation is Fidelity Federal Bancorp.

     Section 3. The exact text of Section 1 of Article III of the Corporation's Articles of Incorporation is, as now amended, as follows:

          Section 1. Number of Shares. The total number of shares of capital stock which the Corporation has authority to issue is 6,250,000 shares, all of which shall be divided into two classes of shares to be designated "Common Stock" and "Preferred Stock", respectively, as follows:

                             1,250,000 shares of Common Stock; and
                             5,000,000 shares of Preferred Stock.

          The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof issued and outstanding) by the affirmative vote of the holders of a majority of shares of Common Stock then issued and outstanding, without a vote of holders of the shares of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms and conditions establishing the series of Preferred Stock.

                                   ARTICLE II
                                   ----------
                         DATE OF ADOPTION OF AMENDMENTS
                         ------------------------------

     Section 1. The date of the adoption of the amendments set forth above in
Article III, Section 1 is February 28, 2005.

     Section 2. These Articles shall be effective as of 6:01 p.m. on February 28, 2005.

                                   ARTICLE III
                                   -----------
                           MANNER OF ADOPTION AND VOTE
                           ---------------------------

     Section 1. The Board of Directors of the Corporation duly adopted resolutions approving the foregoing amendments to the Corporation's Articles of Incorporation.

     Section 2. Shareholder approval was not required for the foregoing amendment to the Articles of Incorporation pursuant to IC 23-1-38-2.

                                   ARTICLE IV
                                   ----------
                       COMPLIANCE WITH LEGAL REQUIREMENTS
                       ----------------------------------

     The manner of adoption of the foregoing amendment to the Articles of Incorporation and the vote by which it was adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation and the By-Laws of the Corporation.


                                      * * *

     The undersigned officer of the Corporation verifies, subject to the penalties of perjury, that the statements contained herein are true this 25th day of February, 2005.



                                     By: /s/ Donald R. Neel
                                         -----------------------------------
                                         Donald R. Neel, President and Chief
                                         Executive Officer